Exhibit 99.1

Ault Alliance, Inc. Announces Adjournment of Its Annual Meeting of Stockholders

LAS VEGAS--(BUSINESS WIRE) – December 29, 2023 – Ault Alliance, Inc. (NYSE American: AULT), a diversified holding company (“Ault Alliance,” or the “Company”), today announced the adjournment of the Company’s 2023 Annual Meeting of Stockholders (the “Meeting”), which was scheduled to be held at 9:00 a.m. (Pacific Time) on December 29, 2023 but has been postponed due to the absence of quorum to conduct business.

Based on the absence of quorum, the board of directors (the “Board”) elected to adjourn the Meeting until 9:00 a.m. (Pacific Time) on January 12, 2024 for the purpose of allowing additional time for stockholders to vote on the Proposals contained in the Proxy Statement dated December 1, 2023 (the “Proxy Statement”).

As described in the Proxy Statement, the Meeting will be held for the following purposes:

•	To elect the seven (7) director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders;

•	To ratify the appointment of Marcum LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

•	To approve, pursuant to Rule 713(a) and (b) of the NYSE American, the conversion of the Company’s 10% Senior Secured Convertible Note in the principal amount of $17,519,832.00 into the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”) as well as the exercise of the warrants to purchase such shares of Common Stock, each as issued pursuant to the Note Purchase Agreement dated October 13, 2023;

•	To approve, pursuant to Rule 713(a) and (b) of the NYSE American, the conversion of the Company’s 50,000 shares of Series C convertible preferred stock into Common Stock, and warrants to purchase shares of Common Stock, for a total purchase price of up to $50,000,000.00, pursuant to the Securities Purchase Agreement dated November 6, 2023;

•	To approve, pursuant to Rule 713(a) of the NYSE American, (i) the issuance by the Company of additional shares of Common Stock, in a registered direct offering, underlying the Company’s Convertible Note in the principal amount of $2.2 million issued pursuant to the Exchange Agreement dated September 27, 2023, as well as (ii) the right granted to the counterparty in the Exchange Agreement to purchase a note substantially identical to the Convertible Note in an amount of up to $3,300,000;

•	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-five and not more than one-for-twenty-five at any time prior to December 28, 2024, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion; and

•	To approve the adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve any of the other proposals before the Meeting.

To access the virtual meeting please click the Virtual Shareholder Meeting link: meetnow.global/MXV24TS. To login to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number.

Further information regarding this change to the location, time and date of the Meeting can be found in the Notice of Change of Location, Time and Date of Annual Meeting of Stockholders filed by the Company with the Securities and Exchange Commission on December 29, 2023.

If you have already voted your shares any of the proposals contained in Proxy Statement, you do not need to vote again and we thank you for your support.  If you did not vote at all with respect to any such proposal, we urge you to vote your shares in favor of all the proposals.  You may use the Proxy Card with which you were originally provided.

About Ault Alliance, Inc.

Ault Alliance, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, Ault Alliance owns and operates a data center at which it mines Bitcoin and offers colocation and hosting services for the emerging artificial intelligence ecosystems and other industries, and provides mission-critical products that support a diverse range of industries, including a metaverse platform, oil exploration, crane services, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, Ault Alliance extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Alliance’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.Ault.com.

Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and associated proxy card  (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which was filed on November 24, 2023. The Company, its directors, its executive officers and certain other individuals set forth in the definitive proxy statement will be deemed participants in the solicitation of proxies from stockholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT. The Proxy Statement and a form of proxy have been mailed to stockholders of the Company. Investors and stockholders can obtain a copy of the documents filed by the Company with the SEC, including the Proxy Statement, free of charge by visiting the SEC’s website, www.sec.gov.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8- K. All filings are available at www.sec.gov and on the Company’s website at www.Ault.com.

Ault Alliance Investor Contact:

IR@Ault.com or 1-888-753-2235